ROYCE VALUE TRUST, INC.
                Form N-SAR attachment for period ending 6/30/98

Item 77(C)
----------

At a Special Meeting of Stockholders adjourned to and held on March 2 and 16, 1998, the Fund's stockholders approved (a) various amendments Supplementary for the Fund's 7.80% Cumulative Preferred Stock to increase the frequency of dividend payments from annual to quarterly, reduce the annual dividend rate from 8.00% to 7.80% and extend the optional call protection period from August 15, 2001 to August 15, 2003, and (b) amendments concerning nonsubstantive stockholder voting rights and Board modifications. In addition, at the 1998 Annual Meeting of Stockholders held on April 28, 1998, the Fund's stockholders:
(i) elected the board of directors, consisting of (a) Charles M. Royce,
(b) Richard M. Galkin, (c) Stephen L. Isaacs, (d) John D. Diederich and
(e) David L. Meister and (ii) ratified the selection of Tait, Weller & Baker as independent accountants.


      Common Stock      Common Stock    Common Stock
      and Preferred     and Preferred   and Preferred
      Stock Voting      Stock Voting    Stock Voting     Preferred Stock    Preferred Stock   Preferred Stock
      Together As A     Together As A   Together As A      Voting As A        Voting As A       Voting As A
      Single Class -    Single Class -  Single Class -   Separate Class -   Separate Class -   Separate Class -
        Votes For       Votes Against   Votes Abstained     Votes For        Votes Against 	Votes Abstained
      -------------     --------------  ---------------  ----------------    ---------------   ----------------

March 2 and 16, 1998 Special Meeting
------------------------------------
   (a)  18,440,939       1,229,397        517,382          1,644,994             58,612			49,533
   (b)  17,432,485       1,552,041        664,331          1,601,273             91,584			86,872


April 28, 1998 Annual Meeting
-----------------------------

(i)
   (a)  26,677,343          N/A           298,820               N/A		   N/A       		N/A
   (b)  26,626,342          N/A           349,821               N/A		   N/A       		N/A
   (c)  26,616,551          N/A           359,612               N/A		   N/A       		N/A
   (d)  N/A                 N/A           N/A              2,164,132		   N/A      		6,060
   (e)  N/A                 N/A           N/A              2,164,132               N/A			6,060
(ii)    26,575,665          212,127       188,371               N/A                N/A			N/A
